UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 16, 2014

Hooper Holmes, Inc.
(Exact name of registrant as specified in charter)

New York	1-9972	22-1659359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

560 N. Rogers Road, Olathe, Kansas 66062
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 764-1045

170 Mt. Airy Road, Basking Ridge, New Jersey 07920
(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.     Entry into Material Definitive Agreement.

Strategic Alliance Agreement

On April 16, 2014, Hooper Holmes, Inc. (the “Company”) and two of its wholly owned subsidiaries, Heritage Labs International, LLC (“HLI”) and Mid-America Agency Services, Incorporated (“MAS” and, collectively with HLI and the Company, “Sellers”), entered into a Strategic Alliance Agreement (the “Alliance Agreement”) with Clinical Reference Laboratory, Inc. (“Buyer”) pursuant to which, among other things, Sellers have agreed to sell certain assets comprising the Company’s Heritage Labs and Hooper Holmes Services business units (the “Business”) to Buyer. Under the terms of the Alliance Agreement, Buyer has agreed to pay $3.7 million in cash (the “Purchase Price”) for certain assets of the Business, which such assets exclude, among others, all accounts receivable of Sellers, and to assume specified liabilities related to the Business.

The Alliance Agreement includes covenants of the parties customary for transactions similar to those contemplated by the Alliance Agreement, including, among others, that Sellers will conduct and operate the Business in the ordinary course consistent with past practice until the closing of the transaction. Sellers are also required to confer with Buyer before implementing material operational decisions of a material nature affecting the Business and may not engage in certain kinds of activities or transactions during this period.

Sellers also have agreed that, for the period commencing on the closing date of the transaction and ending on the fifth anniversary thereof (the “Restricted Period”), Sellers may not, anywhere in the United States of America, directly or indirectly (i) invest in, own, manage, operate, finance or control any “competing business,” or (ii) advise, render services to or guarantee the obligations of, or, without Buyer’s consent, sublease Sellers’ existing Olathe premises to, any person engaged in or, to Sellers’ knowledge, planning to become engaged in any competing business, provided, however, that Sellers may collectively purchase or otherwise acquire up to (but not more than) an aggregate of one percent (1%) of any class of the securities of any person (but may not otherwise participate in the activities of such person) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended. Notwithstanding the foregoing, if the commercial arrangement for laboratory services contained in the LLASA (as defined below) is terminated for “good reason” before the expiration of the Restricted Period, Sellers may thereafter own and operate a laboratory solely for the purpose of wellness testing for their own account in support of the Company’s Health and Wellness business unit.

In addition, Sellers are prohibited during the Restricted Period from (i) soliciting the business of any person who is a customer of Buyer for the provision of goods or services substantially similar to, or in competition with, the goods and services now offered through the Business by Sellers; (ii) causing or inducing or attempting to cause or induce any customer, supplier, licensee, licensor, franchisee, employee, consultant or other business relation of Buyer to cease doing business with Buyer, to deal with any competitor of Buyer or in any way interfere with its relationship with Buyer; (iii) causing or inducing or attempting to cause or induce any customer, supplier, licensee, licensor, franchisee, employee, consultant or other business relation of any Seller on the closing date of the transaction or within the year preceding such date to cease doing business with Buyer, to deal with any competitor of Buyer or in any way interfere with its relationship with Buyer; or (iv) hiring, retaining or attempting to hire or retain any employee of Buyer or in any way interfering with the relationship between Buyer and any of its employees, subject to certain exceptions. The covenants restricting competition and solicitation by Sellers do not apply to the Company’s Health and Wellness service line and such other businesses that Sellers engage in from time to time other than the Business, to the extent they are not competing businesses, and the Company’s kit assembly business.

Sellers have agreed, subject to certain exceptions with respect to unsolicited proposals, not to initiate, facilitate, solicit, encourage (including, without limitation, by way of furnishing non-public information) or accept any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to result in, an “acquisition proposal” or engage in, continue or otherwise participate in any discussions, communications or negotiations regarding an acquisition proposal. Sellers have also agreed that the Company’s Board of Directors (the “Board”) shall not approve or recommend, or publicly propose to approve or recommend, to the Company’s shareholders any acquisition proposal or approve, authorize or permit Sellers to enter into any agreement, arrangement or understanding with respect to any acquisition proposal or enter into any agreement, arrangement or understanding in principle requiring Sellers to abandon, terminate, or fail to consummate the transactions contemplated by, or breach any of its obligations under, the Alliance Agreement. Notwithstanding the foregoing and subject to certain conditions, if the Board determines in good faith, after consultation with outside legal counsel and its independent financial advisor, that an alternative acquisition proposal is a “superior proposal” to the Alliance Agreement (and such superior proposal has not been withdrawn and continues to be a superior proposal), the Board may approve and cause Sellers to enter into such superior proposal and terminate the Alliance Agreement, subject to Sellers paying to Buyer a termination fee of $250,000 and Buyer’s expenses. Under the terms of the Alliance Agreement, a “superior proposal,” among other requirements, shall not include any acquisition (whether in one step or a series of related steps) consisting primarily of the assets or properties used or held for use in the Business, it being the parties’ intent that a superior proposal shall be limited to an alternative acquisition proposal the ultimate purpose and intent of which is to purchase and sell all or substantially all of the assets and businesses of the Company, whether through the acquisition of equity, assets, a merger, consolidation or otherwise. Buyer has the right to match a superior proposal. In addition, the Board may take and disclose to the Company’s shareholders a position with respect to a tender or exchange offer by a third party pursuant to applicable law or disclose the fact that it has received an alternative acquisition proposal if the Board determines, after consultation with its outside legal counsel, that failure to take such action would be inconsistent with its fiduciary duties under applicable law, subject to Sellers paying to Buyer a termination fee of $250,000 and Buyer’s expenses. However, Sellers will not be required to make such payment as a result of such actions if, upon Buyer’s written request, the Board expressly publicly reaffirms its approval of the Alliance Agreement, the sale, transfer, assignment and delivery of the transferred assets to Buyer and the other transactions contemplated therein and its recommendation that the Alliance Agreement and transactions contemplated thereby are advisable and in the best interests of the Company’s shareholders.

The Alliance Agreement also includes customary termination provisions including, in general, that either party may terminate the agreement if the transaction has not been consummated by September

30, 2014. Either party may terminate the agreement if the other party has breached any representation, warranty, covenant, obligation or agreement which would reasonably be expected to cause any of the conditions to closing to not be satisfied prior to September 30, 2014, subject, in some cases, to the opportunity of the breaching party to cure such breach prior to such date. Buyer may terminate the Alliance Agreement in certain circumstances and would be entitled to receive a termination fee of $250,000 plus its expenses, including if Sellers breach any of their obligations in respect of alternative acquisition proposals or if Sellers fail to recommend against a tender offer or exchange offer after commencement thereof.

The Alliance Agreement also contains representations, warranties and indemnification obligations of the parties customary for transactions similar to those contemplated by the Alliance Agreement. Such representations and warranties are made solely for purposes of the Alliance Agreement and, in some cases, may be subject to qualifications and limitations agreed to by the parties in connection with the negotiated terms of the Alliance Agreement and may have been qualified by disclosures that were made in connection with the parties’ entry into the Alliance Agreement.

In addition, certain representations and warranties set forth in the Alliance Agreement may have been used for purposes of risk-allocation between the parties rather than establishing matters of fact. The representations and warranties contained in the Alliance Agreement were made solely for the benefit of the parties thereto. Persons not party to the Alliance Agreement, including, without limitation, the Company’s shareholders and other investors, should not rely on the representations and warranties contained in the Alliance Agreement, or any descriptions thereof, including those contained in this Current Report on Form 8-K (this “Report”), as characterizations of the actual facts or conditions applicable to the Sellers, the Business or any of the Company’s other service lines or subsidiaries.

Limited Laboratory and Administrative Services Agreement

On April 16, 2014, the Company entered into a Limited Laboratory and Administrative Services Agreement (the “LLASA”) with Buyer pursuant to which, among other things, Buyer will become the Company’s exclusive provider, subject to certain exceptions, of laboratory testing and reporting services and will also provide administrative services in support of the Company’s health and wellness programs. The Company will become a member of Buyer’s preferred provider network for wellness programs during the term of the LLASA.

The LLASA will become effective upon the closing of the transaction contemplated by the Alliance Agreement (the “Effective Date”), and will continue for five (5) years from such date and auto-renew for an additional five (5) year renewal period unless sooner terminated by either party in accordance with the LLASA. The LLASA provides that the agreement may be terminated by either party in the event the other party commits a material breach of the agreement, subject to the right of the breaching party to cure the breach during the applicable cure period or if the Buyer’s lab testing prices exceed the agreed pricing cap, as described below. Also, in the event the Company sells substantially all of its assets (or engages in any other transaction that results in a change of control of the Company) during the initial term of the LLASA and the purchaser in such transaction does not assume the Company’s obligations under the LLASA, or if the Company otherwise engages in any other transaction during the initial term of the LLASA in which the surviving entity desires to terminate the agreement, the purchaser may either assume the LLASA subject to an obligation to thereafter purchase a minimum volume of lab testing or, the Company may terminate the agreement by providing to Buyer written notice of termination together with a buyout fee in cash equal to the Purchase Price, reduced ratably on a straight line basis over a five year period for each complete month commencing from the Effective Date to the effective date of termination.

During the term of the LLASA, the prices at which Buyer will provide the services required by the LLASA to be provided by it to the Company will be fixed, subject to Buyer’s right to increase certain shipping and specimen collection fees and prices in the event Buyer’s vendors increase their rates which with respect to such fees. In addition, Buyer will have the right to increase its lab testing prices on each anniversary date of the LLASA, provided that such increase not exceed the increase in the Consumer Price Index (“CPI-U”) published by the United States Bureau of Labor Statistics from the more recent of the Effective Date or most recent date of a price increase to the date Buyer notifies the Company of the new prices. In the event Buyer notifies the Company of a price increase greater than such increase in the CPI-U, the Company will have the right to terminate the LLASA or modify the LLASA to purchase services thereunder as the Company requests and to meet any of its remaining requirements by in-sourcing or procuring such services from any other vendor.

The LLASA contains mutual non-disclosure and indemnification obligations of the parties customary for transactions similar to those contemplated by the LLASA.

Cautionary Statements Regarding Forward-Looking Information

This Report contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, including, but not limited to, statements about the Alliance Agreement, the LLASA and related transactions. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expected. In addition to risks and uncertainties disclosed in the Company’s other reports it files with the Securities and Exchange Commission, these risks and uncertainties include, but are not limited to, the ability to consummate the proposed transaction; the ability to obtain third party approvals with respect to the transaction; the possibility that some or all of the conditions to the closing of the transaction may not be satisfied or waived; and the effects of disruption from the transaction on our business in general. Investors should consider these factors before deciding to make or maintain an investment in our securities. The forward-looking statements included in this Report are based on information available to the Company as of the date of this Report. The Company expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

Item 8.01.    Other Events.

On April 16, 2014, the Company issued a press release in which it announced that it entered into the Alliance Agreement. A copy of the press release is attached to this Report as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated April 16, 2014 issued by Hooper Holmes, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 16, 2014	HOOPER HOLMES, INC.

	By:	/s/ Tom Collins
Tom Collins
Senior Vice President and Chief Financial Officer